Exhibit 99.1

3033 Campus Drive Suite E490 Plymouth, MN 55441 www.mosaicco.com	Tel 800-918-8270 Fax 763-577-2986

Press Release

MEDIA CONTACT:	Linda Thrasher, 763-577-2864

INVESTOR CONTACT:	Douglas Hoadley, 763-577-2867

MOSAIC ANNOUNCES PRICING OF OFFERS BY ITS SUBSIDIARIES TO PURCHASE APPROXIMATELY $1.5 BILLION SENIOR NOTES AND DEBENTURES

PLYMOUTH, MN, November 14, 2006 – The Mosaic Company (NYSE: MOS) announced today the pricing for the previously announced tender offers and consent solicitations by its subsidiary Mosaic Global Holdings Inc. to purchase for cash any and all of its 6.875% Debentures due 2007 (the “2007 Debentures”), 10.875% Senior Notes due 2008 (the “MGH 2008 Notes”), 11.250% Senior Notes due 2011 (the “2011 Notes”), and 10.875% Senior Notes due 2013 (the “2013 Notes”) and by its subsidiary Phosphate Acquisition Partners L.P. to purchase for cash any and all of its 7% Senior Notes due 2008 (the “PAP 2008 Notes”). The terms of the tender offers and consent solicitations for the debt securities are detailed in Mosaic Global Holdings Inc.’s and Phosphate Acquisition Partners L.P.’s respective Offer to Purchase and Consent Solicitation Statements, each dated October 31, 2006.

As previously announced, the total consideration for each $1,000 principal amount of the 2011 Notes validly tendered and not withdrawn at or prior to 5:00 p.m. New York time on November 14, 2006 (the “Consent Date”) is $1,058.75, which includes a consent payment of $2.50.

The total consideration for each of the remaining senior notes and debentures validly tendered and not withdrawn at or prior to the Consent Date was determined as of 2:00 p.m., New York City time, on November 14, 2006 (the “Time of Pricing”), using the yield on the applicable U.S. Treasury Security, as calculated by the Dealer Manager and Solicitation Agent in accordance with standard market practice, based on the bid-side price for such applicable U.S. Treasury Note.

The total consideration for each $1,000 principal amount of the 2007 Debentures validly tendered prior to the Consent Date was determined using the yield on the 3 7/8% U.S. Treasury Security due July 31, 2007 at the Time of Pricing plus a fixed spread of 50 basis points. The yield on the 3 7/8% U.S. Treasury Security at the Time of Pricing was 5.047%. Accordingly, the total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of 2007 Debentures validly tendered and not withdrawn at or prior to the Consent Date is $1,007.93, which includes a consent payment of $30.00. The tender offer consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of 2007 Debentures validly tendered after the Consent Date but at or before the “Expiration Date” (as defined below) is $977.93, which equals the total consideration less the consent payment.

The total consideration for each $1,000 principal amount of the MGH 2008 Notes validly tendered prior to the Consent Date was determined using the yield on the 4 7/8% U.S. Treasury Security due May 31, 2008 at the Time of Pricing plus a fixed spread of 50 basis points. The yield on the 4 7/8% U.S. Treasury Security at the Time of Pricing was 4.810%. Accordingly, the total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of MGH 2008 Notes validly tendered and not withdrawn at or prior to the Consent Date is $1,079.23, which includes a consent payment of $30.00. The tender offer consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of MGH 2008 Notes validly tendered after the Consent Date but at or before the Expiration Date is $1,049.23, which equals the total consideration less the consent payment.

The total consideration for each $1,000 principal amount of the 2013 Notes validly tendered prior to the Consent Date was determined using the yield on the 3 1/4% U.S. Treasury Security due August 15, 2008 at the Time of Pricing plus a fixed spread of 50 basis points. The yield on the 3 1/4% U.S. Treasury Security at the Time of Pricing was 4.753%. Accordingly, the total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of 2013 Notes validly tendered and not withdrawn at or prior to the Consent Date is $1,138.33, which includes a consent payment of $30.00. The tender offer consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of 2013 Notes validly tendered after the Consent Date but at or before the Expiration Date is $1,108.33, which equals the total consideration less the consent payment.

The total consideration for each $1,000 principal amount of the PAP 2008 Notes validly tendered prior to the Consent Date was determined using the yield on the 3% U.S. Treasury Security due February 15, 2008 at the Time of Pricing plus a fixed spread of 30 basis points. The yield on the 3% U.S. Treasury Security at the Time of Pricing was 4.900%. Accordingly, the total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of the PAP 2008 Notes validly tendered and not withdrawn at or prior to the Consent Date is $1,020.66, which includes a consent payment of $30.00. The tender offer consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of the PAP 2008 Notes validly tendered after the Consent Date but at or before the Expiration Date is $990.66, which equals the total consideration less the consent payment.

The offers will expire at midnight, New York City time, on November 29, 2006, unless extended by Mosaic Global Holdings or Phosphate Acquisition Partners, as applicable, in its sole discretion (such date, as amended, the “Expiration Date”). The consummation of the tender offers is subject to several conditions, including the receipt of net proceeds from financings sufficient to pay for Senior Notes and Debentures accepted in the tender offers. Senior Notes and Debentures tendered prior to the Consent Date may not be withdrawn after the Consent Date unless Mosaic Global Holdings or Phosphate Acquisition Partners, as applicable, reduces the amount of the tender offer consideration, the consent payment or the principal amount of Senior Notes or Debentures subject to the offers or is otherwise required by law to permit withdrawal.

The offers are made upon the terms and subject to the conditions set forth in the Offers to Purchase and Consent Solicitation Statements dated October 31, 2006 that have been distributed to registered holders of the debt securities. Copies of the Offer to Purchase and Consent Solicitation Statements can be obtained from MacKenzie Partners, Inc. (the “Information Agent/Depositary”) at (800) 322-2885, Attention: Jeanne Carr or Simon Coope.

None of The Mosaic Company, Mosaic Global Holdings Inc., Phosphate Acquisition Partners L.P., J.P. Morgan Securities Inc., as the Dealer Manager and Solicitation Agent, or the Information Agent/Depositary makes any recommendation as to whether or not holders should sell their Senior Notes or Debentures pursuant to the offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to sell Senior Notes and Debentures, and if so, the principal amount of Senior Notes and Debentures to sell.

Questions concerning the terms of the offers may be directed to J.P. Morgan Securities Inc. (the “Dealer Manager and Solicitation Agent”) at (212) 270-3994 (call collect), Attention: Laura Yachimski. Questions concerning procedures regarding the offers may be directed to MacKenzie Partners, Inc.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The offers to purchase the Senior Notes and Debentures are made solely by the Offers to Purchase and Consent Solicitation Statements dated October 31, 2006. The offers are not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which such offers are required to be made by a licensed broker or dealer and the Dealer Manager and Solicitation Agent is such a licensed broker or dealer, it shall be deemed to be made on behalf of Mosaic Global Holdings or Phosphate Acquisition Partners, as applicable, by the Dealer Manager and Solicitation Agent.

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. For the global agriculture industry, Mosaic is a single source of phosphates, potash, nitrogen fertilizers and feed ingredients. More information on the company is available at www.mosaicco.com.

Certain statements in this press release are forward-looking statements. Forward looking statements include, among other things, statements about our expectations, beliefs, intentions or strategies for the future, statements concerning our future operations, financial conditions and prospects, and any statement of assumptions underlying any of the foregoing. In particular, forward-looking statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “potential,” “predict,” “project” or “should.” The forward-looking statements contained herein reflect our current views with respect to future events, are based on information currently available to us and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks including, but not limited to, changes in policy by foreign governments; changes in environmental and other governmental regulation; the ability to successfully integrate the former operations of Cargill Crop Nutrition and IMC Global Inc. and the ability to fully realize the expected cost savings from their business combination within expected time frames; adverse weather conditions affecting operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of closure of the South Pierce, Green Bay and Fort Green facilities differing from management’s current estimates; realization of management’s expectations regarding reduced raw material or operating costs, reduced capital expenditures and improved cash flow and anticipated time frames for the closures and the ability to obtain any requisite waivers or amendments from regulatory agencies with oversight of The Mosaic Company or its phosphate business; accidents involving our operations, including mine fires, floods and potential explosions or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.